Aflac Incorporated 2nd Quarter 2013 Form 10-Q
EXHIBIT 10.19

NOTICE OF GRANT OF AWARD AND AWARD AGREEMENT	AFLAC INCORPORATED ID: 58-1167100 Worldwide Headquarters 1932 Wynnton Road Columbus, Georgia 31999

Award Number:
Plan: LTIP

______________________________________________________________________________
Effective <________>, you have been granted a restricted stock award of <____> shares of Aflac Incorporated (the Company) common stock. The current total value of the Award at the date of issue was <________>.
These award shares are restricted until the earlier of the date shown below, or the cessation of your membership on the Board of Directors for reasons of death, disability or, provided you have completed at least one full year of vesting service following the date of this Notice, retirement (i.e., the cessation of membership on the Board of Directors as of the date of the first annual Shareholders' meeting of the Company on or after the date you attain age 75 and are no longer eligible to stand for reelection as per the Bylaws of the Company).

Shares                            Full Vest
<______>                        <__________>

Summary of Award Terms:

These shares of restricted stock will be held in book entry form in the custody of the Company until the restrictions thereon have lapsed. Subject to the restrictions set forth in the Plan and the Restricted Stock Award Agreement relating to this award, you shall possess all incidents of ownership with respect to the award shares, including the right to receive dividends with respect to such shares and to vote such shares. In accordance with sections 4(a) and 8(e) of the Plan, any dividend paid on the award shares will be issued in Company common stock and held as additional restricted shares in the book entry account subject to the same terms and conditions attributable to the original grant until such time as all restrictions have lapsed on the shares with respect to which the dividends were paid.

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's 2004 Long-Term Incentive Plan (as Amended and Restated March 14, 2012) and the Restricted Stock Award Agreement relating to this award, which is attached to and made a part of this document.

by Daniel P. Amos	Date
Aflac Incorporated

<___________________>	Date